UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           January 4, 2008
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On January 4, 2008, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), announced that its zero coupon subordinated Liquid Yield Option™ Notes due 2021 (LYONs) and Zero Coupon Convertible Subordinated Notes due 2021 (Zero Coupon Notes) may be converted as set forth below.

LYONs are convertible into Common Stock of LabCorp at the conversion rate of 13.4108 per $1,000 principal amount at maturity of the LYONs, subject to the terms of the LYONs and the Indenture, dated as of September 11, 2001 between LabCorp and The Bank of New York, as trustee (Trustee) and conversion agent. The Zero Coupon Notes are convertible into cash and Common Stock of LabCorp, if any, subject to the terms of the Zero Coupon Notes and the Indenture, dated as of October 24, 2006 between LabCorp, the Trustee and the conversion agent.

In order to exercise the option to convert all or a portion of the LYONs or Zero Coupon Notes, holders must validly surrender their LYONs or Zero Coupon Notes at any time during the calendar quarter through the close of business at 5:00 p.m., New York City time, on Monday, March 31, 2008. The Trustee has informed LabCorp that, as of this date, all custodians and beneficial holders of the LYONs and Zero Coupon Notes hold the LYONs and Zero Coupon Notes through Depository Trust Company (DTC) accounts and that there are no certificated LYONs or Zero Coupon Notes in non-global form. Accordingly, all LYONs and Zero Coupon Notes surrendered for conversion must be delivered through the transmittal procedures of DTC.

Exhibits

99.1 Press Release dated January 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: January 4, 2008	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary